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                                                                     Exhibit 5.1

                               September 30, 1998

Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205

     Re: Reclassification of Sprint's Common Stock, par value $2.50 per share
         ("Existing Common Stock"), into shares of PCS Common Stock - Series 1, par value $1.00 per share ("Series 1 PCS Stock"), and FON Common
         Stock - Series 1, par value $2.00 per share ("Series 1 FON Stock")

Gentlemen:

     In connection with the proposed reclassification by Sprint of each share of Existing Common Stock into one-half share of Series 1 PCS Stock and one share of Series 1 FON Stock, I have examined the Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and such other documents, records and matters I have considered necessary or appropriate for the purpose of rendering this opinion. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms in the Prospectus forming part of the Registration Statement.

     Based upon such examination, I am of the opinion that the shares of Series 1 PCS Stock and Series 1 FON Stock to be issued in the Recapitalization have been duly and validly authorized and, when (i) the Registration Statement has become effective under the Act, (ii) the holders of Sprint Voting Stock have approved the Tracking Stock Proposal in the manner contemplated in the Registration Statement, (iii) the other conditions to the consummation of the Recapitalization, as described in the Registration Statement, have been satisfied, and (iv) the shares of Series 1 PCS Stock and Series 1 FON Stock are issued in the manner described in the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as an exhibit to the Registration
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Sprint Corporation
September 30, 1998
Page 2


Statement and the reference made to me under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                             Very truly yours,

                             /s/ Don A. Jensen

                             Don A. Jensen